Exhibit 99.1

Press Release
Liberty Global Schedules Investor Call For Third
Quarter Results

Englewood, Colorado - October 31, 2012:
Liberty Global, Inc. (“Liberty Global” or the “Company”) (NASDAQ: LBTYA, LBTYB and LBTYK) today announced plans to release its third quarter 2012 results on Sunday, November 4, 2012. You are invited to participate in Liberty Global's Investor Call, which will begin at 9:30 a.m. (Eastern Time), on Monday, November 5, 2012. At that time, management will discuss the Company's results and business and expects to comment on the Company's outlook and provide other forward-looking information. Please call at least 15 minutes prior to the start of the teleconference.

800.575.5790                Domestic
719.457.2734                International

Replays of the teleconference will be available for approximately one week after the completion of the live conference call on November 5, 2012. The replay numbers are:

888.203.1112                Domestic
719.457.0820                International
6583847                Passcode

In addition to the teleconference, a live, listen-only webcast will be available within the Investor Relations section of www.lgi.com. It is anticipated that the webcast will be archived in the Investor Relations section of our website for at least 75 days.

About Liberty Global
Liberty Global is the leading international cable company, with operations in 13 countries. We connect people to the digital world and enable them to discover and experience its endless possibilities. Our market-leading television, broadband internet, and telephony services are provided through next-generation networks and innovative technology platforms that connect 20 million customers who subscribe to 34 million services as of June 30, 2012.

Liberty Global's consumer brands include UPC, Unitymedia, Kabel BW, Telenet and VTR. Our operations also include Chellomedia, our content division, UPC Business, our commercial services division and Liberty Global Ventures, our investment fund. For more information, please visit www.lgi.com.

Investor Relations		Corporate Communications
Christopher Noyes	+1 303 220 6693	Hanne Wolf	+1 303 220 6678
Oskar Nooij	+1 303 220 4218	Bert Holtkamp	+31 20 778 9800